Exhibit 10.13

Schedule of Omitted Documents
of EZTrader, Inc.

Each of the following lenders, listed in the table below, has entered into Convertible Loan Agreement between such lender and the Company, dated October 29, 2013. These agreements have not been filed as an exhibit pursuant to Instruction 2 of Item 601 of Regulation S-K; these documents are substantially identical in all material respects to Exhibit 10.9 to this Registration Statement on Form 10, except as noted below:

Lender	Loan amount	Shares	Warrants	Exercise price	Total Shares	Intrest Rate

KOR - VC limited	$275,460	1,443,862	144,386	0.19078	1,588,248	10%
ABC S.R.L	$206,595	1,082,897	108,290	0.19078	1,191,187	10%
Alesandro Balbo	$55,092	288,772	28,877	0.19078	317,649	10%
Maurizio Valfre	$55,092	288,772	28,877	0.19078	317,649	10%
ASGARD S.R.L	$68,865	360,996	36,097	0.19078	397,093	10%
Oigroig S.L.R	$68,865	360,966	36,097	0.19078	397,063	10%
Finanderea S.P.A	$413,190	2,165,793	216,579	0.19078	2,382,372	10%
FRABE S.L.R	$247,914	1,299,476	129,948	0.19078	1,429,424	10%
	$1,391,073	7,291,534	729,151		8,020,685